Exhibit 3.46

CERTIFICATE OF DOMESTICATION

OF

SOUTHWEST SIGNAL ENGINEERING COMPANY

On behalf of SOUTHWEST SIGNAL ENGINEERING CO., the undersigned President and Director hereby certifies, pursuant to Florida Statutes §607.1801(3) that:

A.	The date on which and jurisdiction where the Corporation was first formed, incorporated, or otherwise came to being is Dec. 6, 1988 in the State of Nebraska.

B.	The name of the Corporation immediately prior to the filing of this Certificate of Domestication is:

SOUTHWEST SIGNAL ENGINEERING COMPANY

C.	The name of the Corporation as set forth in its Articles of Incorporation filed in accordance with Paragraph 2(b) of Florida Statutes §607.1801 is:

SOUTHWEST SIGNAL ENGINEERING COMPANY

D.	The jurisdiction that constituted the seat, siege social, or principal place of business of the Corporation or any other equivalent thereto under applicable law immediately prior to this Certificate of Domestication is:

NEBRASKA QUALIFIED IN FLORIDA

Dated this 29 day of January, 2002,

SOUTHWEST SIGNAL ENGINEERING COMPANY

By	/s/ James L. Mayer
James L. Mayer, President & Director

STATE; OF FLORIDA	)
:ss
COUNTY OF DUVAL	)

Sworn to and subscribed before me on this 29 day of January, 2002.

/s/ [illegible]
Notary Public -

ARTICLES OF INCORPORATION

OF

SOUTHWEST SIGNAL ENGINEERING COMPANY

ARTICLE I. NAME

The name of the corporation is:

SOUTHWEST SIGNAL ENGINEERING COMPANY

The principal office and mailing address of the corporation is 8011 Philips Highway, Suite 11, Jacksonville, Florida 32256, Its business shall be conducted in the United States and its possessions and in all foreign countries, wherever necessary or convenient. The principal office and mailing address is shown above.

ARTICLE II. BUSINESS

The general nature of the business or businesses to be transacted, conducted and carried on by this corporation shall be to engage in any activity or business permitted under the laws of Florida.

ARTICLE III.CAPITAL STOCK

The authorized capital stock of this corporation shall be 10,000 shares of common stock, each share having a par value of $.10

ARTICLE IV. TERM

The term for which this corporation is formed is and shall be perpetual or until dissolved according to law.

ARTICLE V. INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of this corporation in the State of Florida is:

8011 Philips Highway, Suite 11

Jacksonville, Florida 32256

The name of the initial registered agent of this corporation at that address is:

James L, Mayer

ARTICLE VI. INITIAL BOARD 0 DIRECTORS

This corporation shall have one (1) Director initially. The number of Directors may be either increased or diminished from time to time by the Bylaws, but shall not be less than one (1). The name and address of the initial Director of this corporation is:

James L. Mayer

8011 Philips Highway, Suite 11

Jacksonville, Florida 32256

ARTICLE VII. BYLAWS

The power to adopt, alter, amend or repeal Bylaws shall be vested in the Board of Directors, subject to the approval of the shareholders.

ARTICLE VIII. RESTRICTIONS ON TRANSFER OF STOCK

Shares held by the initial shareholders and subsequent shareholders may not be resold or otherwise transferred to other persons or hypothecated in any manner unless such shares are first offered to the remaining shareholders or to this corporation. The price and terms at which, and the time within which, such shares may be offered and sold may be further specified by written agreement among all of the shareholders of this corporation.

ARTICLE IX. PREEMPTIVE RIGHTS

Every shareholder, upon the sale for cash of any new stock of this corporation shall have the right to purchase his or her pro rata share thereof at the price at which it is offered to others.

ARTICLE X. SHAREHOLDER QUORUM AND VOTING

Fifty-one percent (51%) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders,

ARTICLE XI.

The corporation shall indemnify any officer or director, or any former officer or director to the full extent permitted by law.

ARTICLE XII. AMENDMENT

This corporation through its shareholders reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto.

ARTICLE XIII. INCORPORATOR

The name and address of the person signing these Articles is:

NAME	ADDRESS
James L. Mayer	8011 Philips Highway, Suite 11
Jacksonville, Florida 32256

IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand and seal on this 29 day of January, 2002.

/s/ James L. Mayer
James L. Mayer
Incorporator & Director	(SEAL)

STATE OF FLORIDA	)
:ss
COUNTY OF DUVAL	)

Before me, a notary public authorized to take acknowledgments in the state and county set forth above, personally appeared James L. Mayer, known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid, this 29 day of January, 2002

/s/ [illegible]
Notary Public-State of Florida at Large.

My Commission Expires:

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

SOUTHWEST SIGNAL ENGINEERING COMPANY

Pursuant to Chapter 607.034, Florida Statutes, the following is submitted in compliance with said Act:

First—That SOUTHWEST SIGNAL ENGINEERING COMPANY desiring to organize under the laws of the State of Florida with its principal office, as indicated in the Articles of Incorporation at City of Jacksonville, County of Duval, State of Florida, has named James L. Mayer, located at 8011 Philips Highway, Suite 11, City of Jacksonville, County of Duval, State of Florida, as its agent to accept service of process within this State.

ACKNOWLEDGMENT: (MUST BE SIGNED BY DESIGNATED AGENT)

Having been named to accept service of process for the above stated corporation, at place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provision of said Act relative to keeping open this office,

By	/s/ James L. Mayer
James L. Mayer
(Registered Agent)

Articles of Amendment

to

Articles of incorporation

of

Southwest Signal Engineering Company

(Name of Corporation as currently filed with the Florida Dept. of State)

P02000054964

(Document Number of Corporation (if known)

Pursuant to the provisions of suction 607,1006, Florida Statutes, this Florida Profit Corporation adopts the following amendments(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Xoralln Inc.

The new name must be distinguishable and contain the word “corporation,” or “company,” or “incorporated” or the abbreviation “Corp.,” or Co.,” or the designation “corp,” “Inc,” or “Co”, A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS )

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Phone of New Registered Agent:

New Registered Office Address	(Florida street address)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(attach additional sheets, if necessary)

Title	Name	Address	Type of Action
☐ Add
☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

E., If amending or adding additional articles, enter change(s) here:

(attach additional sheets, if necessary). (Be specific)

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

The date of each amendment(s) adoption: February 18, 2009

Effective date if applicable:

                                         (no more than 90 days after amendment file date)

Adoption of Amendment(s)                            (CHECK ONE)

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups, The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s);

“The number of votes cast for the amendment(s) was/were sufficient for approval

by                                                                                                                                 “

                                                 (voting group)

☐ The amendment(s) was/were adopted by the board or directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/wore adopted by the incorporators without shareholder action and shareholder action was not required,

Dated February 10, 2049

Signature:	/s/ Satyaprakash C. Krishnarao
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator in in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Satyaprakash C. Krishnarao
(Typed or printed name of parson signing)

President and Chief Executive Officer
(Title of person signing)

WRITTEN CONSENT

OF

XORAIL, INC.

Xorail Inc, (the “Corporation”), a corporation formed under the laws of Florida and assigned document number P06000156861, hereby consents to the amendment to the articles of incorporation of Southwest Signal Engineering Company, a Florida corporation (“Southwest”), to change the name or Southwest to “Xorail, which name is not distinguishable from the name of the Corporation. The Corporation has been administratively dissolved for failure to file its annual report and does not intent to seek reinstatement, and hereby grants immediate usage rights to the name “Xorail, Inc.” to Southwest.

XORAIL, INC.

/s/ Satyaprakash C. Krishnarao
Satyaprakash C Krishnarao
President and Director

Dated: February .18, 2009

ARTICLES OF CORRECTION

for

Xorall, Inc.

Name of corporation as currently fled with the Florida Dept. of State

P02000054964

                             Document Number (if known)

Pursuant to the provisions of Section 6070124 or 617.0124, Florida Statutes, this corporation files these Articles of Correction within 30 days of the file date of the document being corrected,

These articles of correction correct, Articles of Amendment to Articles of Incorporation

                                                                              (Document type being corrected)

Filed with the Department of State on: February 23, 2009

Specify the inaccuracy, incorrect statement, or defect;

Item D. of the Articles of Amendment should have added an officer of the company

Correct the Inaccuracy, incorrect statement, or defect:

The name, title and address of the officer is as follows

Gary E. Kujala, Vice President

1548 Silver Bell Lane

Orange Park, FL 32003

/s/ Satyaprakash C. Krishnarao
Illegible signature

Satyaprakash C. Krishnarao
(typed or printed name of person signing)	(title of person signing)

Filing Fee: $35,00                                          H09000063726